Exhibit T3A.12

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Eduardo Diez Morello Attorney - Notary Public 34th Notary Office - Santiago, Chile	[stamp:] AUTHORIZED COPY	[stamp:] EDUARDO DIEZ MORELLO NOTARY PUBLIC SANTIAGO

DIRECTORY No. 22.250-2015.-
KVC/ D BAWLITZA
ENJOY CARIBE SPA - CONST SOC OTE 112385198

CORPORATE CHARTER OF A JOINT-STOCK CORPORATION

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“ENJOY CARIBE SpA”

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IN SANTIAGO, CHILE, on September first of the year two thousand fifteen, in the presence of myself, EDUARDO JAVIER DIEZ MORELLO, attorney, acting notary public for the Thirty-Fourth Notary Office of Santiago, with premises at Calle Luis Thayer Ojeda number three hundred fifty-nine, Commune of Providencia, the following parties appeared: Mr. IGNACIO DE LA CUADRA GARRETON, a Chilean citizen, married, a commercial Engineer, national identification card number ten million, six hundred seventy-two thousand, seven hundred thirty-eight hyphen four, and Mr. PERCY ALBERT ECCLEFIELD ARRIAZA, a Chilean citizen, married, an attorney, national identification card number five million, one hundred sixty-two thousand,

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four hundred thirty-eight hyphen six, both in representation, as shall be attested, of INVERSIONES ENJOY SpA, Sole Tax Roll number seventy-six million, one thousand three hundred fifteen hyphen three, a Chilean joint-stock corporation [sociedad por acciones], operating in the investment sector, all domiciled in this city, for these purposes, at Avenida Presidente Riesco number five thousand, seven hundred eleven, fifteenth floor, Commune of Las Condes; the appearing parties being of legal age, they attested to their identities through the aforementioned cards and set forth the following: that pursuant to this instrument they are hereby organizing a joint-stock corporation, which shall be governed by the following stipulations, which form part of the corporate bylaws; as well as by the relevant legal standards of paragraph Eight, Title Seven, Book Two of the Chilean Commercial Code [Código de Comercio], and in the silence of both and only insofar as it does not contradict the nature of a joint-stock corporation, by the applicable regulations for closely held commercial corporations [sociedades anónimas cerradas] as set forth in law number eighteen thousand forty six and the regulation of said law, pursuant to Supreme Decree number seven hundred two of two thousand eleven by the Ministry of Finance. TITLE ONE: NAME, DOMICILE, DURATION AND PURPOSE: ARTICLE ONE: The company’s name shall be ENJOY CARIBE SpA. TWO:: Its statutory domicile the city of Santiago, and it may establish agencies and branches or subsidiaries in other points of the country or abroad. ARTICLE THREE:  The company’s duration shall be

Eduardo Diez Morello Attorney - Notary Public 34th Notary Office - Santiago, Chile	[seal:] EDUARDO DIEZ MORELLO NOTARY PUBLIC SANTIAGO

indefinite. ARTICLE FOUR: The Company’s purpose shall be: The running and operation of localized games of chance through gambling casinos in the Republic of Colombia, in accordance with the provisions contained in that country’s law number six hundred forty-three of two thousand one and other regulations applicable on its territory, as well as the provision, either directly or through third parties, of services related to the operation of said gambling casinos, such as restaurants, bars, theaters or events, and foreign currency exchange. In fulfillment of its primary objective, the company may negotiate, sign, enter into, execute and liquidate concession agreements with government and private entities, including but not limited to Empresa Industrial y Comercial del Estado Administradora del Monopolio Rentístico de los Juegos de Suerte y Azar [State Industrial and Commercial Company Administering the Income-Earning Monopoly on Games of Chance] (COLJUEGOS), and it may also operate any type of game, such as electronic slot machines, gaming tables and other betting devices that it considers appropriate. It may further undertake the running and operation of online games of chance through any virtual platform. Its purpose may include providing all types of advising and professional and technical services, of a legal, financial, accounting, commercial, human resources, public relations, sales management and brokerage nature, as well as computational, that may be necessary for the study, implementation and operation of businesses and

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projects in general. The company may purchase, lease, sublease, market, export and import slot machines and other gaming devices it considers appropriate, along with the spare parts and all accessories. TITLE TWO: SHARE CAPITAL AND STOCK: ARTICLE FIVE: The company’s share capital shall be a total of TWO HUNDRED MILLION PESOS, divided among one hundred thousand ordinary shares, of the same series, registered and without par value. The shares may be paid-in in cash or with other assets. Company management is expressly authorized, permanently and in general, to be able to increase the share capital with a view to financing the company’s ordinary activities or for specific purposes. ARTICLE SIX: The shares shall be issued by the company and no physical sheets shall be printed that represent share instruments. ARTICLE SEVEN: The company may acquire and own shares of its own issuance, but these shares must be transferred within one year of their acquisition, with the company to offer them preferentially to company shareholders prorated for the shares they have registered in their name in the registry to which article four hundred thirty-one of the Chilean Commercial Code [Código de Comercio] refers, as of the date of the shareholders agreement. TITLE THREE: ADMINISTRATION: ARTICLE EIGHT: The company shall be administered by one or more acting or provisional legal representatives or administrators, appointed

Eduardo Diez Morello Attorney - Notary Public 34th Notary Office - Santiago, Chile	[seal:] EDUARDO DIEZ MORELLO NOTARY PUBLIC SANTIAGO

specifically for that purpose by the shareholder or shareholders. The appointment of legal representatives shall be in the corporate charter and they shall remain in office indefinitely. The subsequent appointment of acting legal representatives shall be done by the shareholder or all of them engaged in the granting of the respective public instrument, or be appointed at the Shareholders Meeting, the minutes of which must be drawn up as a public instrument; in both cases, the public instrument must be recorded in the margin of the corporate registration. The provisional or acting legal representatives shall have broad administrative authority, including that of disposal of assets and all aspects which, directly or indirectly, are or appear to be necessary or conducive to execution of the corporate purpose or to the retention or increase of the company’s assets. Especially, affixing to their signature the name of the company, and without the following listing being exhaustive, he/she or they may: A) CONCERNING THE COMPANY’S GENERAL ADMINISTRATION: ONE) Purchase, acquire, sell, assign, give in payment or transfer in any form all classes of real assets, fixed assets, furnishings in general, investment securities, stocks and rights, with entitlement to transact in the capital markets. TWO) Provide services of any kind and bind the Company in any instrument or contract, specifically including but without being limited to, those related directly to the corporate businesses, such as commercial commissions, mandates, purchases and sales, international purchases and sales of merchandise, transport, insurance, advising and

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the provision of services. THREE) Take and give in lease and sub-lease both moveable and fixed assets. FOUR) Assign in any manner and in any form all classes of tangible and intangible assets, real estate or furnishings. FIVE) Establish on the corporate assets, moveable and fixed, all types of real guarantees, including a general guarantee clause, such as mortgages, ordinary, civil and commercial pledges, and those of any other kind and any other limitation of domain. SIX) Organize the Company as joint and several guarantor and/or co-debtor, including under a general guarantee clause, and establish real guarantees for third-party obligations, specific or general. SEVEN) Acquire and transfer investment securities. EIGHT) Set and accept prices and forms of payments, and grant special conditions for payment. NINE) Collect prices, moneys and goods owed to the company, accept them and issue the corresponding receipts and discharges. TEN) Assign loans and accept assignments. ELEVEN) Make and accept payments in kind. TWELVE) Grant renewals, extensions, discharges and delays. THIRTEEN) Receive deposits and make and receive consignments. FOURTEEN) Give and accept money in interest. FIFTEEN) Remit, offset, pay, renew and extinguish obligations by any means. SIXTEEN) Endorse and withdraw shipping documents. SEVENTEEN) Submit and approve accounts and request their submission and dispute them in whole or in part. EIGHTEEN) Request liquidations and partitions. NINETEEN) Form, modify and administer any types of companies and contribute to them all types of

Eduardo Diez Morello Attorney - Notary Public 34th Notary Office - Santiago, Chile	[seal:] EDUARDO DIEZ MORELLO NOTARY PUBLIC SANTIAGO

assets that belong to the company, whether moveable or fixed, set prices for contributions and determine the Company’s stake in said legal entities; agree to joint ventures or shared accounts, set their administration, determine the authority of the administrator or administrators; agree to administrative bodies and forms of social administration and any clause, with no restriction whatsoever, in the respective corporate charter, including terms of corporate duration, distribution of profits and losses, responsibilities of partners, commitments, capitalization funds or reserves, appointments of directors, agents and managers, compensation, grounds for dissolution and forms of liquidation; dissolve and liquidate companies and commonly owned property and intervene in the division of the corporate or common assets, accepting and rejecting partitioning actions. TWENTY) Contribute to community properties already established or grant other new ones and their form of administration. TWENTY-ONE) Appoint experts, liquidators, appraisers, depositories, intervening participants, legal representatives and officials of all kinds to the acts, businesses or agreements in which the Company has a share or interest. TWENTY-TWO) Acquire the assets and assume responsibility for the liabilities of other companies or businesses. TWENTY-THREE) Serve as official agent on behalf of the company. TWENTY-FOUR) Enter into loan, use, charter, commission, brokerage, consignment, usufruct, administration and any other agreements deemed necessary and indispensable to the corporate interests, including capital loans, whether by amount or by specified or indeterminate time, or in any

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other form. TWENTY-FIVE) Develop general depository custodian accounts. TWENTY-SIX) Engage loans through the issuance of bonds and debentures, in accordance with the relevant legal provisions, sign this type of transactions and participate in those approved by other types of entities and companies; TWENTY-SEVEN) Invest the company cash in any form and assign to the company funds the purpose corresponding to its objectives; TWENTY-EIGHT) Withdraw and open company correspondence by letter, telegram, cablegram and radio-telegraph and certificates, drafts and postal orders or those of any other kind directed thereto. TWENTY-NINE) Act in the company’s name vis-à-vis the administrative authorities of the corresponding Government, or political and civil authorities, posting on its behalf any types of petitions, reports and requests, and freely accepting any types of suggestions or modifications made thereto. THIRTY) Request the registration of commercial trademarks and all types of manufacturing privileges, domains and names, both in the real world and in the virtual world or on the internet. THIRTY-ONE) Engage with third parties the distribution or sub-distribution of assets or products of the company and of third parties; set and determine the conditions and types of distribution or sub-distribution; appoint agents or representatives in Chile or abroad; set their terms and if it so deems necessary, demand of them surety or guarantees. THIRTY-TWO) Rescind, settle and cancel contracts or subcontracts entered into. THIRTY-THREE)

Eduardo Diez Morello Attorney - Notary Public 34th Notary Office - Santiago, Chile	[seal:] EDUARDO DIEZ MORELLO NOTARY PUBLIC SANTIAGO

Accept real, personal and nominal surety. THIRTY-FOUR) Execute and waive all rights granted by law to buyers and sellers. THIRTY-FIVE) Waive actions of nullity, cancellation, settlement and eviction and accept the waivers of said actions. THIRTY-SIX) Grant accessory pacts as well as those for repurchase, and settle on their conditions or agreements. THIRTY-SEVEN) Enter into maritime, land or air transport contracts and insurance contracts for merchandise in transit. THIRTY-EIGHT) Enter into insurance contracts of any kind. THIRTY-NINE) Agree with the tax authorities, decentralized state-owned institutions and autonomous entities, on all aspects concerning expropriation for reason of public utility, with broad authority. FORTY) Open revocable or irrevocable letters of credit, whether divisible or indivisible. FORTY-ONE) Sign records and appendices. FORTY-TWO) Give and accept assets in loan. FORTY-THREE) Enter into employment contracts with all types of workers, amend them, terminate them, dismiss them, set their terms and conditions for termination, request their forfeiture, termination or cancellation; amend them and alter their substance; determine which of them constitute burdens or contracts of trust; determine and agree to acts of compromise or all manner of collective labor agreements; address petition claims; settle disputes or submit them to arbitration, and in general, act vis-à-vis the labor authorities with the most extensive authority. FORTY-FOUR) File complaints and

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clarify all types of tax matters, settle them, request clarifications and amendments and, in general, act before the tax authorities with the most extensive authority; file and pay income tax, customs and/or other returns, amend them, clarify them, comply with all types of tax or customs exemptions or rebates. FORTY-FIVE) Represent the company and collaborate with all types of political or administrative authorities, in this country or abroad, whether fiscal, semi-fiscal, subject to autonomous administration, tax-related, customs, judicial, monetary, municipal or of any other class, and vis-à-vis any public or private entity, public utilities, private institutions or agencies of any kind, with a view to requesting permits, patents, concessions, licenses, registrations or records that may be necessary; the legal representatives may present all types of requests and file such administrative appeals as may be appropriate, sign all documents and make the necessary sworn statements, as well as amend and waive them, whether mandatory or otherwise. FORTY-SIX) Represent the company vis-à–vis the Central Bank of Chile and file with it all types of applications for the importation of merchandise of any kind and administer export permits. FORTY-SEVEN) Act vis-à-vis the customs authorities with the most extensive powers; settle and re-settle rights; claim total or partial legal capacity; endorse customs policies and, in general, execute and fulfill all acts and

Eduardo Diez Morello Attorney - Notary Public 34th Notary Office - Santiago, Chile	[seal:] EDUARDO DIEZ MORELLO NOTARY PUBLIC SANTIAGO

actions needed for the legal importation or exportation of goods; appoint special customs agents; request special warehouses within areas of primary jurisdiction of customs. FORTY-EIGHT) In general, broadly, effect in representation of the company all statements, acts, contracts and agreements relevant to the corporate purposes. FORTY-NINE) Delegate administrative authority and/or confer special or general representation power, revoke it and reassume it as often as deemed appropriate. FIFTY) Organize and establish agencies and branches in other points of the country or abroad. B) CONCERNING FINANCES, BANKING AND FINANCIAL INSTITUTIONS: FIFTY–ONE) Open and close current accounts, deposit accounts and loan and/or special accounts; transact and overdraw in them, at both domestic and foreign banks, with or without residency in Chile. FIFTY-TWO) Engage loans or borrowings, whether through promissory notes, in current account, advances against acceptance, overdrafts or in any other form. FIFTY-THREE) Accept, cancel, endorse or withdraw time or sight deposits. FIFTY-FOUR) Grant, cancel and endorse guarantee deposits. FIFTY-FIVE) Grant pledges on investment securities. FIFTY-SIX) Collect and receive dividends and all types of proceeds or revenue accrued or that might accrue to the company. FIFTY-SEVEN) Collect, cancel, transact, protest and

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endorse checks, recognize and dispute current account statements or their total or partial balances, withdraw checkbooks. FIFTY-EIGHT) Collect, take, sign, transact, accept, endorse, re-accept, guarantee, discount and extend bills of exchange, promissory notes, payment orders and any other likely commercial effects of these transactions. FIFTY-NINE) Accept guarantee vouchers. SIXTY) Collect and receive. SIXTY-ONE) Grant special powers of attorney and revoke them, for specific transactions. SIXTY-TWO) Grant general powers of attorney, revoke them and reassume complete management of the transactions as many times as desired. SIXTY-THREE) Engage and use safe deposit boxes. C) CONCERNING JUDICIAL MATTERS: SIXTY-FOUR) Hold active and passive judicial representation of the company, vis-à-vis any court of the Republic, whether ordinary or special. SIXTY-FIVE) Enjoy such powers as are included in both parts of Article Seven of the Chilean Civil Procedure Code [Código de Procedimiento Civil], including those of refraining at the first instance from the deduced legal action, accepting the counterclaim, appeals and legal rights; settling, compromising, granting to arbiters the authority of arbiters, answering interrogatories, approving accords and receiving; appointing sponsoring attorneys and legal representatives and court agents in all or some of the indicated powers. TITLE FOUR: SHAREHOLDERS MEETINGS: ARTICLE NINE: The shareholder or shareholders shall meet in Ordinary or Extraordinary Shareholders Meeting in accordance with the law.

Eduardo Diez Morello Attorney - Notary Public 34th Notary Office - Santiago, Chile	[seal:] EDUARDO DIEZ MORELLO NOTARY PUBLIC SANTIAGO

Ordinary Meetings shall be held within the quarter following the date of the balance sheet. Extraordinary Meetings shall be held when specially convened for that purpose at the request of one or more directors. Shareholders meetings may also be self-convened at any time provided that all shares with right to vote are in attendance. ARTICLE TEN: Meetings shall be held with an absolute majority of shares issued with right to vote. The Shareholders Meeting shall be convened by email, fax, certified letter or any other medium. ARTICLE ELEVEN: Shareholders Meetings may be validly held at which all shares issued with right to vote participate, whether personally or represented, even if the formal requirements stipulated by law for their convocation have not been fulfilled. ARTICLE TWELVE: Any reduction in the company’s share capital shall require the approval of a simple majority of shares issued with right to vote and the bylaws must be duly amended. TITLE FIVE: DIVIDENDS: ARTICLE THIRTEEN: The Ordinary Shareholders Meeting must decide the date and amount of any annual distribution of dividends. ARTICLE FOURTEEN: Management may, under the personal responsibility of the administrator or administrators participating in the respective agreement, distribute provisional dividends during the fiscal year, charged to earnings for that year, provided

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there were no losses carried forward. To this end, it shall suffice that the administrator provide confirmation of said agreement by means of a private instrument duly signed thereby, confirming the distribution. TITLE SIX: BALANCE SHEET: ARTICLE FIFTEEN: On December thirty-first of each year, a balance sheet of the company’s activities shall be drawn up. TITLE SEVEN: AUDITING: ARTICLE SIXTEEN: The Ordinary Shareholders Meeting shall annually appoint statutory auditors or external auditors, to examine the accounts, inventory, balance sheet and other financial statements of the company, under the obligation to inform the next Ordinary Shareholders Meeting in writing as to the fulfillment of their mandate. TITLE EIGHT: SHAREHOLDERS LIABILITY: ARTICLE SEVENTEEN: Shareholders shall only be liable up to the amount of their respective contributions to the company. TITLE NINE: DISSOLUTION AND LIQUIDATION OF THE COMPANY: ARTICLE EIGHTEEN: The company shall be dissolved on the grounds set forth in article one hundred three of law number eighteen thousand forty-six, i.e., for consolidating, for an uninterrupted period exceeding ten days, all shares in the hands of a single party. ARTICLE NINETEEN: In the event of the occurrence of grounds for dissolution or if the latter is agreed to in advance pursuant to the legal terms, and recourse is made to

Eduardo Diez Morello Attorney - Notary Public 34th Notary Office - Santiago, Chile	[seal:] EDUARDO DIEZ MORELLO NOTARY PUBLIC SANTIAGO

the company’s liquidation, this shall be carried out by a receiver, unless unanimously decided otherwise by shares issued with right to vote, who shall be elected by mutual accord of the company shareholders. TITLE TEN: DISPUTE RESOLUTION: ARTICLE TWENTY: In the event that a dispute or difference arises between the parties by reason of this instrument or its complementary documents or amendments, whether with respect to its interpretation, fulfillment, validity, termination, or any other cause related thereto, they shall be resolved through negotiations carried out by representatives of the parties. If the parties do not succeed in directly resolving their disputes, which shall be considered as having occurred in the event that one of them requests of the other in writing the convening of the Arbitral Tribunal, they shall submit thereto and decide permanently through mixed arbitration, in accordance with the Regulation of the Arbitration Center of the Santiago Chamber of Commerce Trade Association. In this regard, the parties shall confer special irrevocable mandate on the Santiago Chamber of Commerce Trade Association such that, at the written request of either of them, it may appoint the arbiter from among the members of the arbitral body of the Arbitration Center of that Chamber. It shall suffice that either party submit the aforementioned written request to the Santiago Chamber of Commerce Trade Association, for it to be understood that there was no agreement between the parties with respect to the name of the arbiter. No appeal

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whatsoever shall apply against the arbiter’s decisions, except that of filing a complaint. The arbiter is specifically authorized to resolve all matters related to its competence and/or jurisdiction. TRANSITORY PROVISIONS: TRANSITORY ARTICLE ONE: The share capital, totaling the sum of TWO HUNDRED MILLION PESOS, divided among one hundred thousand ordinary shares, registered, of the same series and without par value, is subscribed and paid-in by the appearing party in the following form: the company INVERSIONES ENJOY SpA. subscribes and pays-in one hundred thousand shares, for a total of TWO HUNDRED MILLION PESOS. Thus, the share capital remains completely subscribed and paid-in. TRANSITORY ARTICLE TWO: The following are appointed in the capacity of Administrators, and authority is granted thereto, hereby and without said clause’s forming part of the corporate bylaws: Messrs. ANTONIO CLAUDIO MARTINEZ SEGUI,  FRANCISCO JAVIER MARTINEZ SEGUI, PERCY ECCLEFIELD ARRIAZA, GERARDO COOD SCHOEPKE and IGNACIO DE LA CUADRA GARRETON, who may act indiscriminately and separately, representing the company with all authority and powers set forth in article eight of the corporate bylaws, until such time as the acting representatives are appointed in accordance with the standards of the Chilean Commercial Code. TRANSITORY ARTICLE THREE: The firm Deloitte Auditors y Consultores Limitada is appointed as External Auditors for the first fiscal year. TRANSITORY

Eduardo Diez Morello Attorney - Notary Public 34th Notary Office - Santiago, Chile	[seal:] EDUARDO DIEZ MORELLO NOTARY PUBLIC SANTIAGO

ARTICLE FOUR: Any publication that the company must undertake shall be in the electronic newspaper “La Nación.” TRANSITORY ARTICLE FIVE: A special power of attorney, but one that is as extensive under law as is required, is granted to Mrs. CAROL ROJAS MALVERDI, national identification card number twelve million, nine hundred five thousand, seven hundred fifty-one hyphen three, and to Mr. ALEXIS ANTONIO AZOCAR PEÑA, national identification card number thirteen million, seven hundred fifty-eight thousand, nine hundred ninety-six hyphen six, such that, acting jointly or individually, and affixing their signatures to the name of ENJOY CARIBE SpA, they might represent it vis-à-vis the Internal Tax Service with the most extensive powers, including all those that are necessary to: (i) acquire the Sole Tax Roll number, declaring the commencement of activities, if necessary, amending and updating the information of ENJOY CARIBE SpA, requesting copies of the Sole Tax Roll, and obtaining the internet password to take action on the Internal Tax Department website; (ii) request the stamping of documents, invoices, account ledgers, loose sheets with single pagination, including the presentation and withdrawal of documentation, forms and invoices of ENJOY CARIBE SpA; (iii) receive notifications and convocations issued by the Internal Tax Service to ENJOY CARIBE SpA; (iv) effect and sign all types of declarations and presentations, whether simple or sworn, amend them and waive them; (v) pay any taxes

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owed by ENJOY CARIBE SpA: and (vi) grant special powers of attorney to undertake the actions indicated previously. Express confirmation is provided that Mrs. CAROL ROJAS MALVERDI and Mr. ALEXIS ANTONIO AZOCAR PEÑA are authorized to be notified, jointly or separately in the name of ENJOY CARIBE SpA by the Internal Tax Service and, with respect to the Internal Tax Service, this mandate shall remain in force until such time as its revocation is communicated in writing. They are also authorized to grant and subscribe, jointly or individually, all types of documents and effect all processing necessary to obtain any commercial licenses with the corresponding municipalities. In general, the legal representatives may pursue all measures necessary to successfully fulfill the aforementioned tasks. TRANSITORY ARTICLE SIX: Special Powers of Attorney. i) The bearer of an authorized copy of this instrument or of its extract is authorized to request and sign such instruments as may be found in the respective Commercial Registry and other applicable records, sub-records and annotations of any kind, as well as to request the publication of said extract in the Diario Oficial [Official Daily Gazette] and effect all processing necessary for due legalization of the company. ii) Mr. Percy Albert Ecclefield Arriaza and Mrs. Daniela Bawlitza Vásquez are expressly authorized to, acting jointly or individually, grant and sign

Eduardo Diez Morello Attorney - Notary Public 34th Notary Office - Santiago, Chile	[seal:] EDUARDO DIEZ MORELLO NOTARY PUBLIC SANTIAGO

public or private instruments to clarify or complement obscure or doubtful points, correct omissions and rectify copying or reference errors and numeric calculations that clearly appear in the same instrument, or any other requirement that may be necessary in the judgment of the Real Estate Registrar, or the tasks of other public and private registries, to adequately record this instrument. The legal representatives are specifically authorized to sign all public and private instruments necessary for the fulfillment of their task, and they may also submit and sign drafts. The concession of these powers is henceforth irrevocable and shall remain in force, even upon the occurrence of the death or disability of the grantor. LEGAL CAPACITY: The legal capacity of Mr. PERCY ALBERT ECCLEFIELD ARRIAZA and of Mr. IGNACIO DE LA CUADRA GARRETON to act in representation of INVERSIONES ENJOY SpA is as set forth in the public instrument dated December twenty-ninth, two thousand ten and August thirteenth, two thousand thirteen, respectively, both of them issued at the Santiago Notary Office of Mr. Eduardo Diez Morello. Said instruments are not incorporated hereto for being known by the party and by the authorizing Notary. This instrument was issued in accordance with the draft drawn up by attorney Mrs. DANIELA BAWLITZA VASQUEZ. In verification of which, and after having read it, the appearing parties signed it. Copy issued. BY WITNESS WHEREOF. Directory No. 22.250-2015. Signatures on reverse.

[initials] [seal:]
EDUARDO DIEZ MORELLO
NOTARY PUBLIC
SANTIAGO

[initials] [seal:] EDUARDO DIEZ MORELLO NOTARY PUBLIC SANTIAGO

This page corresponds to the Charter of the Joint-Stock Corporation “ENJOY Caribe SpA,” dated September 1, 2015, Directory No. 22.250-2015

[signature]
PERCY ALBERT ECCLEFIELD ARRIAZA
IN REP. OF INVERSIONES ENJOY SpA

[signature]
IGNACIO DE LA CUADRA GARRETON
IN REP. OF INVERSIONES ENJOY SpA

Signatures 02
Copies 05
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EDUARDO DIEZ MORELLO
NOTARY PUBLIC
SANTIAGO

[stamp:] I AUTHORIZE THIS COPY, WHICH ACCURATELY REFLECTS ITS ORIGINAL 34TH NOTARY OFFICE SEP. 1, 2015 SANTIAGO DE CHILE EDUARDO DIEZ MORELLO NOTARY PUBLIC	[initials] [seal:] EDUARDO DIEZ MORELLO NOTARY PUBLIC SANTIAGO